                                                                  EXHIBIT 10.4

                                December 4, 1997


Geocapital III, L.P.
Attn:  Lawrence Lepard
One Bridge Plaza
Fifth Floor
Fort Lee, New Jersey  07024

         RE:     ViaGrafix Corporation Series A Convertible Preferred Stock

Ladies and Gentlemen:

         Reference is made to that certain Series A Convertible Preferred Stock Purchase Agreement dated as of the 16th day of August, 1994 ("Purchase Agreement"), by and among ViaGrafix Corporation ("ViaGrafix" or "Company"), Michael Webster, Robert Webster and Geocapital III, L.P. ("Geocapital"). As we have informally notified you previously, ViaGrafix has been negotiating with several prospective underwriters with respect to a firm commitment underwriting of an initial public offering of ViaGrafix common stock ("IPO"). ViaGrafix has now entered into a letter of intent with Southwest Securities, Inc., to manage such an underwriting.

         The proceeds to ViaGrafix from the IPO will exceed $5,000,000, after payment of commissions, discounts and other expenses of the offering. Therefore, the offering will be a "Qualified Public Offering" as defined in the Purchase Agreement and several ancillary agreements associated therewith. If successful, the offering will have an impact not only on the terms of the Purchase Agreement, but also on the terms of the Series A Convertible Preferred Stock, the Registration Rights Agreement dated August 16, 1994, between ViaGrafix and Geocapital ("Registration Rights Agreement") and the Stockholders Agreement dated August 16, 1994 ("Stockholders Agreement"), by and among ViaGrafix, Geocapital, Mike Webster and Bob Webster.

         The purpose of this correspondence is to provide you with formal notice of the proposed IPO and to further clarify the effect of the IPO on certain of the agreements referenced above as more fully discussed below.

Purchase Agreement and Terms of Preferred Stock

         Section 4.12 of the Purchase Agreement provides pre-emptive rights to Geocapital to purchase shares issued by ViaGrafix, until such time as ViaGrafix completes a Qualified Public Offering. In order to clarify any ambiguity, we would appreciate your acknowledgement (evidenced by your acceptance of the terms hereof in the space indicated below) that the IPO itself does not trigger such pre-emptive rights.

Geocapital III, L.P.
December 4, 1997
Page 2



         We also bring to your attention that, pursuant to Section 6.O of the terms of the Series A Convertible Preferred Stock held by you, if ViaGrafix effects a Qualified Public Offering, then upon the closing of such offering all outstanding shares of the Series A Convertible Preferred Stock shall automatically convert into shares of common stock.


Stockholders Agreement

         The Stockholders Agreement provides certain rights of first refusal and co-sale rights (Sections 2.1 and 2.2, respectively), in the event existing stockholders desire to sell their stock. Because the IPO will also cover secondary sales, we request further that by your execution of this letter you formally waive your rights under these provisions in connection with the IPO. By their execution hereof, each of Michael and Robert Webster are waiving their rights as holders of the "Founders' Shares" (as defined in this agreement) in the same respect The ability of Geocapital to participate in the IPO is more fully discussed under "Registration Rights Agreement" below.

         In addition, we would also bring to your attention that the Stockholder Agreement will automatically terminate upon the successful completion of a Qualified Public Offering.

Registration Rights Agreement

         Pursuant to Section 2.1 of the Registration Rights Agreement, within fifteen (15) days from the date hereof you are to notify ViaGrafix as to the number of shares you desire to register for secondary sale under the IPO; further, by your execution hereof, and for purposes of the proposed IPO only (and not any possible future public offering, in the event the proposed IPO does not become effective), ViaGrafix requests that you formally waive the provisions of Section 2.1 of the Registration Rights Agreement which would otherwise require that not less than one-half of the total number of shares of common stock to be included in the IPO be made available for both your shares and the "Founder Shares", as defined in said agreement. By their execution hereof, each of Michael and Robert Webster are waiving their rights as holders of the Founder Shares in this same respect. We bring to your attention that, in the event all of your Registrable Shares are not included in the IPO, the provisions of Section 2.2 of the Registration Rights Agreement (demand registration on Form S-3) shall continue. Further, it is anticipated that upon completion of the IPO the provisions of Rule 144 will thereafter become available for limited resales of stock not included in the IPO.

         In addition, by executing in the space indicated below, you signify your approval of the engagement of Southwest Securities, Inc. as the managing underwriter of the IPO, in satisfaction of Section 7.2 of the Registration Rights Agreement.

Non-Competition Agreement

         In addition to the other documents described above which were executed in connection with the Purchase Agreement, there exists a Non-Competition Agreement between the Company and Michael Webster of even date with the Purchase Agreement. The Company further requests your

Geocapital III, L.P.
December 4, 1997
Page 3


agreement to allow the termination of the Non-Competition Agreement upon the completion of the IPO.

         If you are in agreement with the above terms and conditions, we request that a duly authorized officer of Geocapital execute the enclosed copy of this correspondence and return it to the attention of the undersigned. Further, please notify the undersigned within 15 days of the number of shares of Registrable Securities which you desire to be included in the IPO. We shall pass this information directly to Southwest Securities, and will promptly notify you of any comments such managing underwriter may have. We shall similarly keep you fully advised of the progress of the IPO throughout the entire registration process.

         If you have questions, feel free to contact either Robert C. Moore, Vice President - Finance, or the undersigned. Your prompt attention to this matter will be appreciated.

                                        Very truly yours,

                                        /s/ MAW

                                        Michael A. Webster
                                        President


The foregoing terms and conditions are agreed upon and accepted this 4th day of December, 1997.

                                       GEOCAPITAL III, L.P.

                                       By: Geocapital Management, L.P.


                                       By:/s/ Lawrence Lepard
                                          ------------------------------------
                                           General Partner


                                       /s/      MAW
                                       ---------------------------------------
                                       Michael A. Webster


                                       /s/ REW
                                       ---------------------------------------
                                       Robert E. Webster


c:  William B. Asher, Jr., Esq.





                                       3